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                                                                    EXHIBIT 10.3

                           CHANGE OF CONTROL AGREEMENT

     This change of control agreement ("Agreement") is entered into effective as of _________, ____, by and between Canaan Energy Corporation ("Canaan") and _____________ ("Employee").

     WHEREAS, Canaan desires to retain certain key employee personnel and, accordingly, the Board of Directors of Canaan has approved Canaan entering into a change of control agreement with Employee in order to encourage Employee's continued service to Canaan.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, Canaan and Employee agree as follows:

1.   DEFINITIONS.
     -----------

     (a) "Change in Duties" shall mean the occurrence, within two (2) years after the date upon which a Change of Control occurs, of any one or more of the following:

          (i) a reduction in Employee's annual salary from the level in effect immediately prior to the Change of Control;

          (ii) failure of Canaan or any of its successors or assigns to provide Employee with an annual bonus, incentive compensation or other employee benefits (including but not limited to medical, dental, life insurance, accidental, death and long-term disability plans) that are materially consistent with such annual bonuses, incentive compensation or other employee benefits provided by Canaan or any of its successors or assigns to employees with comparable duties;

          (iii) a significant adverse alteration in the nature or status of Employee's duties, title, responsibilities, or the conditions of Employee's employment from those in effect immediately prior to such Change in Control; or

          (iv) a change in the location of Employee's principal place of employment by Canaan or any of its successors or assigns by more than fifty (50) miles from the location where Employee was principally employed immediately preceding to the date on which a Change of Control occurs.

     (b) "Change of Control" shall mean the occurrence after the effective date of this Agreement of:

          (i) an acquisition (other than directly from Canaan) of any voting securities of Canaan (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such

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                Person has "Beneficial Ownership" (within the meaning of Rule
                13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of Canaan's then outstanding Voting Securities;

          (ii) the individuals who, as of the effective date of this Agreement, are members of the Board of Directors of Canaan (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of Canaan (the "Board"); provided, however, that if the election, or nomination for election by Canaan's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14A-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii) consummation of:

                (A) A merger, consolidation or reorganization involving Canaan, unless:

                    (1) the stockholders of Canaan, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                    (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                    (3) no person other than Canaan, any subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by Canaan, the Surviving Corporation, or any subsidiary, or

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                         any person who, immediately prior to such merger,
                         consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

               (B)  a complete liquidation or dissolution of Canaan; or

               (C) an agreement for the sale or other disposition of all or substantially all of the assets of Canaan to any Person (other than a transfer to a subsidiary).

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted percent of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Canaan that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Canaan, and after such share acquisition by Canaan, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

     (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d)  "Compensation" shall mean the sum of:

          (i) Employee's annual salary at the rate in effect immediately prior to the date on which a Change of Control occurs; and

          (ii) the highest annual bonus received by Employee during the three
               (3) years immediately prior to the date on which a Change of Control occurs.

     (e) "Involuntary Termination" shall mean any termination of Employee's employment with Canaan or any of its successors or assigns other than
          (i) termination for cause; (ii) termination as a result of death or disability; (iii) retirement; or (iv) resignation by Employee except resignation on or before the date that is ninety (90) days after the date upon which Employee receives notice of a Change in Duties.

     (f) "Retirement" shall mean Employee's resignation on or after the date Employee reaches age sixty-five (65).


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     (g)  "Severance Amount" shall mean an amount equal to three (3) times
          Employee's Compensation.

     (h) "Termination for Cause" shall mean an Employee's termination of employment with Canaan or any of its successors or assigns because of:

          (i) Employee's failure to devote reasonable time and effort to the performance of Employee's duties, and such failure has not been cured within thirty (30) days of the receipt by Employee of written notice thereof, which written notice shall specifically identify how Employee has not devoted reasonable time and effort to the performance of duties; or

          (ii) Employee's willful engagement in misconduct that is materially injurious to Canaan, monetarily and otherwise, and such midconduct has not been cured within thirty (30) days of the receipt by written notice thereof.

2.   SEVERANCE BENEFITS. If Employee's employment by Canaan or any of its
     ------------------
     successors or assigns is subject to an Involuntary Termination that occurs within two (2) years after the date upon which a Change of Control occurs, then Employee shall be entitled to receive, as additional compensation for services rendered to Canaan or any of its successors or assigns, at Employee's option, a lump sum cash payment, which payment shall be paid within ten (10) business days after ther effective date of the Involuntary Termination, in an amount equal to:

     (a) if such payment is subject to Code Section 280G, the maximum amount payable to Employee without such payment (or any portion thereof) being characterized as a "parachute payment" pursuant to Code Section 280G(b)(2)(A) after taking into consideration all payments to Employee covered by such section, which shall be limited to those payments calculated in the manner required under Code Section 280G that Employee receives or is deemed to receive (i) under this Agreement;
          (ii) under the Canaan Stock Option Plan by reason of the acceleration of any vesting of options granted thereunder; or (iii) under any other plan or arrangement that would otherwise be considered a "parachute payment" under Code Section 280G. Such payment shall be accompanied by a notice specifying the calculation of the payment as well as the amount of any "parachute payments" and the Company's deduction limit under Code Section 280G. Such notice shall contain sufficient detail to enable the Employee to challenge Canaan's computation of any payment without significant additional information; or

     (b)  if such payment is not subject to Code Section 280G, the greater of
          (i) the amount calculated under paragraph 2(a) hereof, as if such payment were subject to Code Section 280G, or (ii) the Severance Amount. Such payment shall be accompanied by a notice specifying the calculation of the payment, which note shall contain sufficient detail to enable Employee

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               to challenge Canaan's computation of any payment without
               significant additional information.

     If Employee objects to Canaan's computation of any payment, he shall deliver to Canaan (or its respective successors or assigns) a dispute notice (signed by Employee) within fifteen (15) business days of receipt by Employee of the payment. If a dispute notice is not delivered prior to the expiration of such period, Canaan's calculation shall be final and binding on each party hereto. If a dispute notice is delivered to Canaan (or its respective successors or assigns), Canaan (or its respective successors or assigns) and Employee shall negotiate in good faith to resolve any differences related to the calculation of the payment promptly following delivery of the dispute notice. If Canaan (or its respective successors or assigns) and Employee fail to reach an agreement after ten (10) business days of such good faith negotiations, then the payment shall be determined by the Oklahoma City, Oklahoma office of a major national accounting firm agreed upon by Canaan (or its respective successors or assigns) and Employee (or, if they do not so agree within ten (10) business days, then each of them shall select such an accounting firm and the two firms so selected shall select a third such firm within ten (10) business days) (the "Determining Party"), whose determination of the payment shall be final and binding on each party hereto. Canaan (or its respective successors or assigns) and Employee will fully cooperate with the Determining Party in order to enable the Determining Party to reach its determination of the payment as soon as practicable, but in no event later than thirty (30) days after the matter is referred to the Determining Party. The cost of retaining the Determining Party with respect to a dispute regarding the payment will be borne by Canaan (or its respective successors or assigns).

3.   TERM. The term of this Agreement shall commence on the effective date
     ----
hereof and shall terminate on January 31, 2007 (the "Initial Term"). Unless terminated as provided below, this Agreement shall be renewed automatically for consecutive five-year periods as of January 31 of each successive fifth year commencing January 31, 2007 (each such five-year period, a "Renewal Term") (the Initial Term and all Renewal Terms are hereinafter collectively referred to as the "Term"). On or before ninety (90) days immediately preceding the termination of the Initial Term or any Renewal Term, Canaan shall have the right to review this Agreement, and either continue and extend this Agreement, terminate this Agreement, which termination shall be effective as of the termination of then Initial Term or any Renewal Term, as the case may be, and/or offer Employee a different agreement. Canaan will notify Employee of such action on or before such ninety (90) day period. This Agreement shall remain in effect until terminated as provided above and/or modified by Canaan. Failure of Canaan to take any action on or before such ninety (90) day period shall be considered as an extension of this Agreement for an additional five-year (5) period of time. If a Change of Control occurs while this Agreement is in effect, then this Agreement shall not be subject to termination or modification and shall remain in force for a period of two (2) years after such Change of Control, and if within said two (2) years the contingency factors occur that would entitle Employee to the benefits as provided herein, this Agreement shall remain in effect in accordance with its terms.

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4.   GENERAL.
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     (a)  Entire Agreement. This Agreement contains the entire agreement of the
          ----------------
          parties relating to the subject matter hereof and supersede any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter.

     (b)  Successors. This Agreement shall be binding upon and inure to the
          ----------
          benefit of Canaan and any successor of Canaan, by merger or otherwise. This Agreement shall also be binding upon and inure to the benefit of the Employee and Employee's estate. If Employee shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement to Employee's estate.

     (c)  Severability. If any provision of this Agreement is held to be
          ------------
          illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     (d)  Controlling Law. This Agreement shall be governed by, and construed in
          ---------------
          accordance with, the laws of the State of Oklahoma.

     (e)  Release. As a condition to the receipt of any benefit under Paragraph
          -------
          2 hereof, Employee shall first execute a release releasing Canaan, its shareholders, officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of Employee's employment with Canaan or the termination of such employment.

     (f)  Not a Contract of Employment. This Agreement shall not be deemed to
          ----------------------------
          constitute a contract of employment, nor shall any provision hereof effect (i) the right of Canaan to discharge Employee at will or (ii) the terms and conditions of any other agreement between Canaan and Employee except as provided herein. No severance compensation shall be payable hereunder as a result of any termination of employment before a Change of Control.

     (g)  Nonalienation. No benefit payable hereunder may be assigned, pledged
          -------------
          or mortgaged and shall not be subject to legal process or attachment for claims of creditors of Employee except to the extent required by applicable law.

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     (h)  Modification; Waiver. No change or modification of this Agreement
          --------------------
          shall be valid or binding unless it is set forth in a writing signed by all the parties hereto. No waiver of any term or condition of this Agreement shall be enforceable unless it is set forth in a writing signed by the party against which or whom it is sought to be charged. The waiver be either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any other or subsequent breach by such other party.

     (i)  Notices. Any notices, consents, demands, requests, approvals and other
          -------
          communications to be given under this Agreement by any party to the other shall be deemed to have been duly given if given in writing and sent by (i) nationally recognized overnight courier, (ii) personal delivery, (iii) facsimile or e-mail, (iv) registered or certified mail, postage prepaid with return receipt requested, as follows:

          If to Canaan:         John Penton
                                Canaan Energy Corporation
                                211 N. Robinson, Suite 1000N
                                Oklahoma City, OK 73102
                                Facsimile: 405-604-9299
                                E-Mail: john.penton@canaanenergy.com

          with a copy (which    Michael M. Stewart
          shall not constitute  Crowe & Dunlevy
          notice) to:           1800 Mid-America Tower
                                Oklahoma City, OK 73102
                                Facsimile: 405-272-5238
                                E-Mail:  stewartm@crowedunlevy.com

          If to Employee:       ____________________________
                                ____________________________
                                ____________________________
                                ____________________________

               Each party may designate by notice in writing in accordance with this Section a new address to which any notice, consent, demand, request, approval or communication may thereafter be so given. All such notices shall be considered communicated: (a) if given by overnight carrier, on the next business day; (b) if given by personal delivery, upon receipt; (c) if given by facsimile, on the date that facsimile was sent if confirmation of such transmission is obtained;
          (d) if given by e-mail, on the date the e-mail was sent if written confirmation of such transmission is obtained; and (e) if given by mail, three days after mailing.

     (j)  Binding Effect. This Agreement shall be binding upon the parties
          --------------
          hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.


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     (k)  Costs. If any action at law or in equity is necessary to enforce or
          -----
          interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

     (l)  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
          which shall constitute an original but all of which shall constitute one and the same document.

                         [SIGNATURES ON FOLLOWING PAGE]


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date set forth above.

                                   "EMPLOYEE"


                                   ---------------------------------------------


                                   CANAAN ENERGY CORPORATION


                                   By:
                                      ------------------------------------------
                                      John Penton, President